Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Village Bank and Trust Financial Corp. (the “Company”) for the period ended March 31, 2023, the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that based on their knowledge and belief: (1) the Form 10-Q for the period ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Form 10-Q for the period ended March 31, 2023 fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented.

/s/ James E. Hendricks, Jr.	Date:	May 12, 2023
James E. Hendricks, Jr.
President and Chief Executive Officer

/s/ Donald M. Kaloski, Jr.	Date:	March 31, 2023
Donald M. Kaloski, Jr.
Executive Vice President and Chief Financial Officer